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                                                                  EXHIBIT 10(dd)

                          ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement"), is made this 23rd day of May, 1997, by and among San Patricio Corporation, a Texas corporation (hereinafter called "Seller"), Richard Phillips, an individual (hereinafter called "Phillips"), and South Texas Drilling & Exploration, Inc., a Texas corporation (hereinafter called "Purchaser").

                                  WITNESSETH:

         WHEREAS, Seller is engaged in the land contract drilling business (the "Drilling Business"); and

         WHEREAS, Phillips is the sole shareholder of Seller; and

         WHEREAS, Purchaser is desirous of purchasing from the Seller certain of the assets of Seller used in Seller's Drilling Business.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         1. Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Seller shall sell, transfer and assign to Purchaser and Purchaser shall purchase and acquire from Seller on the Closing Date (as hereinafter defined), all of Seller's right, title, interest and benefit in and to the assets, properties, and rights used and useful in connection with the operation of Seller's Drilling Business which are described below (the "Assets"), free and clear and expressly excluding all debts, liabilities, obligations, taxes, liens and encumbrances of any kind, character or description:

                 (a) All of the Seller's drilling rigs and related equipment (the "Drilling Equipment") and Inventory and supplies of Seller (the "Inventory") which are set forth on Schedule 1(a);

                 (b) The drilling rig lease agreement for Rig #10, described on Schedule l(b) (the "Rig Lease");

                 (c) Seller's personal property related to the Drilling Business, and all support, maintenance, warranty, and similar agreements relating to such personal property (the "Personal Property") described on Schedule 1(c);

                 (d) All contracts, agreements and commitments of Seller under which Seller has agreed or hereafter agrees to perform land contract drilling for any third party which are set forth on Schedule 1(d) (the "Contracts and Commitments"). In the event of any material adverse change with respect to any Contract or Commitment which occurs any time before Closing,
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         Purchaser shall have the right to reject any such Contract or
         Commitment in which event such Contract or Commitment shall remain the property and responsibility of Seller. Any Contract rejected by Purchaser under this paragraph shall be expressly rejected by Purchaser by written instrument at Closing;

                 (e) All contracts, agreements and commitments of Seller relating to the Drilling Business other than those listed on Schedule 1(d) above, which includes the Seller's vehicle leases and mobile telephone equipment leases including, but not limited to, those set forth on Schedule 1 (e) (the "Ancillary Agreements"); provided, however, that Purchaser may, in its sole and absolute discretion, reject any Ancillary Agreement (other than the mobile telephone equipment leases and vehicles leases) which is not acceptable to Purchaser, and each such rejected Ancillary Agreement shall remain the
         property and responsibility of Seller.    Any Ancillary Agreement
         accepted by Purchaser shall be expressly assumed by Purchaser by written instrument at Closing;

                 (f) All intellectual property, including, without limitation, all customer lists, supplier lists, manuals, governmental approvals, licenses, permits, documents, drawings, know-how, processing information, patents, intellectual property (other than trademarks and tradenames) and trade secrets of Seller (the "Intellectual Property"), including those set forth on Schedule 1(f);

                 (g) All permits, approvals, authorizations, licenses, qualifications, and the like issued by any government or governmental unit, agency, board, body, or instrumentality, whether federal, state, or local, and all applications therefor (the "Permits and Authorizations"), including, specifically and without limitation, the permits, approvals, and qualifications described or referred to on
         Schedule 1 (g);

                 (h) All customer lists, drilling reports, maintenance records and supplier lists;

                 (i) All personal property acquired after the date of this Agreement but prior to Closing by Seller relating to the Drilling Business, all of which shall be included in the appropriate Schedules at the time of acquisition and at Closing, and appropriately designated as Rig 10 Assets, Rig 9 Assets or Rig 5 Assets, as the case may be; and

                 (j) All personal property described on Schedule 1 (j) (the "Salvage Assets"), which consists of damaged or salvaged property which is no longer used in the Drilling Business.

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         All of the foregoing assets, properties and rights to be transferred are collectively referred to herein as the "Assets." The term "Assets" does not include, and Seller is not selling to Purchaser, any cash or cash equivalents, accounts receivable, trademarks or tradenames of Seller, or any oil and gas properties of Seller.

         2. Assumption of Liabilities. Except for the obligations and liabilities arising after the Closing, the Second Delivery Date, or the termination of the Lease Agreement (as herein defined), as the case may be, under the Rig Lease and the Contracts and Commitments and Ancillary Agreements which are not rejected by Purchaser (the "Assumed Liabilities"), Purchaser does not and shall not assume or be responsible for any obligation or liability of Seller.

         3.      Consideration.

                 (a) Based on the representations, warranties and agreements contained herein, Purchaser shall purchase, and Seller agrees to sell, assign, transfer and vest in Purchaser, the Assets for a total consideration consisting of (i) Nine Hundred Thousand Dollars to be paid in cash (the "Cash Consideration"); (ii) a Note in the form attached as Exhibit "A," which note shall be in the principal amount of $300,000, amortized over five years with interest accruing from the Closing Date (as hereafter defined) at the rate of 10% per annum, and payable in 60 equal monthly payments commencing on the first day of the month following the Closing Date; (iii) the issuance of 400,000 shares of the Purchaser's Common Stock (the "Common Stock Consideration"), such Common Stock Consideration to be delivered at Closing; and (iv) the issuance of an option to purchase 150,000 shares of the Purchaser's Common Stock at a price of $1.50 per share pursuant to the terms of the Stock Option Agreement attached hereto as Exhibit "C" (the "Stock Option Agreement").

                 (b) In addition to the Purchase Price, and as additional consideration for the Assets, at the Closing Purchaser and Seller shall execute and deliver written Assignment and Assumption Agreements in the form attached hereto as Exhibit "D" under the terms of which Purchaser shall assume all obligations of Seller arising after Closing, the Second Delivery Date or the termination of the Lease Agreement (as herein defined), as the case may be, under the Rig Lease and the Contracts and Commitments and the Ancillary Agreements which are not rejected by Purchaser (the "Assumed Liabilities").

                 (c) Consideration paid by Purchaser for the Assets ($1,500,000) shall be allocated to the Assets on the basis of the relative values set forth in the appraisal dated March 24,

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         1997, conducted by M.E.L. Valuations, Inc. The parties agree that such allocation shall be reported on Internal Revenue Service Form 8594.

         4. Closing. In the event that Purchaser and Seller satisfy those conditions set forth in this Agreement, or the conditions unsatisfied are waived in writing, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 A.M., local time on the first business day following the completion or the termination for any reason of the drilling contract between the Seller and KCS Energy (the "KCS Contract"). The Closing shall take place at the offices of Matthews & Branscomb, P.C., 1900 Frost Bank Plaza, Corpus Christi, Texas, or such other time and place as the parties mutually agree. The time and date of the Closing shall be referred to herein as the "Closing Date." If, at the time of Closing, the Assets designated as Rig 9 Assets on Schedule 1(a) are being operated by Seller incident to performing a drilling contract (the "Rig 9 Contract"), Seller shall be permitted to lease the Rig 9 Assets to complete such drilling contract pursuant to the terms of the Lease Agreement attached as Exhibit "H" to this Agreement (the "Lease Agreement"). Such drilling contract shall be appropriately referenced on Exhibit B to the Lease Agreement and such Rig 9 Contract shall not be assumed by Purchaser, notwithstanding anything herein to the contrary. In addition, if at the time of Closing, Rig 10 is being operated by Seller incident to performing a drilling contract (the "Rig 10 Contract"), the Assignment and Assumption of the Rig Lease and the delivery of Rig 10 shall occur at such time that Rig 10 is released from the Rig 10 Contract, and such Rig 10 Contract shall not be assumed by the Purchaser.

                 (a) Seller's Obligations at Closing. At the Closing, Seller shall deliver to Purchaser the following:

                 (i) To the Purchaser, executed bills of sale, assignments, certificates of title for motor vehicles, and such other instruments satisfactory in form and substance to Purchaser pursuant to which Seller shall convey the Assets to Purchaser;

                 (ii) To the Purchaser, certificates as to the existence and good standing of Seller (as of the date not earlier than ten days prior to the Closing) in the State of Texas;

                 (iii) To the Purchaser, resolutions evidencing the authorization of the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby, certified by the Secretary of Seller;

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                 (iv)     To the Purchaser, a certificate dated as of the
                 Closing Date and signed by the President and Secretary of Seller that evidences the execution and delivery of this Agreement by Seller and verifies the accuracy of Seller's representations and warranties contained in this Agreement, both as of the date of this Agreement and as of Closing;

                 (v) To the Purchaser, opinion of Seller's counsel in the form of Exhibit "E";

                 (vi) To the Purchaser, a certificate of No Tax Due issued by the Comptroller of the State of Texas indicating that no sales tax, motor vehicle tax, employment tax, or other tax is due and owing to the State of Texas;

                 (vii) To the Purchaser, a certified search of the UCC records of the Secretary of State of the State of Texas and the applicable counties where Seller resides, showing that the Assets are free and clear of any liens or encumbrances, or executed UCC-3 termination statements releasing any security interest are reflected in such search;

                 (viii) To the Purchaser, such additional certificates, proceedings, instruments and other documents as Purchaser may reasonably request to evidence compliance by Seller with this Agreement and applicable legal requirements and the performance and satisfaction by Seller and Phillips to this transaction at or prior to the time of all agreements then to be performed and all conditions then to be satisfied by Seller and Phillips;

                 (ix) To the Purchaser, the Assignment and Assumption Agreement in the form attached as Exhibit "D" executed by Seller and Purchaser under which the Seller assigns all of its rights under the Contracts and Commitments (other than the Rig 9 Contract and the Rig 10 Contract) and the Ancillary Agreements which are not rejected by Purchaser and which are not designated on Schedules 1(d) and 1(e) as Rig 10 Assets;

                 (x) To the Purchaser, the Subscription Agreement in the form attached hereto as Exhibit "G";

                 (xi) To the Purchaser, the Assignment and Assumption Agreement in the form attached as Exhibit "D" executed by Seller and Purchaser but made effective as of the Second Delivery Date and under which the Seller assigns all of its rights under the Rig 10 Lease, and the Contracts and Commitments and the Ancillary Agreements which are not

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                 rejected by Purchaser and which are designated on Schedules
                 1(d) and 1(e) as Rig 10 Assets;

                 (xii) To the Purchaser, the Lease Agreement for Rig 9 attached hereto as Exhibit H executed by the Purchaser and the Seller;

                 (xiii) To the Purchaser, the consent in a form acceptable to Purchaser, under which Breaux Bridge Equipment Company (the "Lessor") authorizes the Seller to assign the Rig Lease to the Purchaser and which requires the Lessor to certify at the time of the Second Delivery Date the condition of Rig 10 at such time; and

                 (xiv) To the Purchaser, to the extent that any Ancillary Agreement or any Contract or Commitment is not freely assignable by the Seller, the Seller shall provide written consents by the parties to such agreements, authorizing the assignment by the Seller to the Purchaser.

                 (b) Purchaser's Obligations at Closing. At the Closing, Purchaser shall deliver to Seller, the following:

                 (i) To the Seller, $900,000 by certified check in current Corpus Christi, Texas funds, or wire transfer;

                 (ii) To the Seller, a certificate representing 400,000 shares of the Purchaser's Common Stock, which certificate shall bear an appropriate legend restricting the sale or transfer of such stock other than in accordance with the registration requirements of the Securities Act of 1933 or any exemption therefrom;

                 (iii) To the Seller, the fully executed Assignment and Assumption Agreement in the form attached as Exhibit "D" under which the Seller assigns all of its rights under the Contracts and Commitments (other than the Rig 9 Contract and the Rig 10 Contract) and the Ancillary Agreements which are not rejected by Purchaser, which are not designated on Schedules 1(d) and 1
                 (e) as Rig 10 Assets;

                 (iv)     To the Seller, the fully executed Note;

                 (v) To the Seller, the fully executed Security Agreement in the form attached hereto as Exhibit "B" along with executed UCC-1 financing statements, under which Seller is granted a security interest in the Drilling Rigs designated as Rig #5 and Rig #9; which security interest is expressly subordinated to the Purchaser's presently existing secured lenders or their assigns.

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                 (vi)     To the Seller, the fully executed Stock Option
                 Agreement under which Seller shall have the right to acquire 150,000 shares of the Purchaser's Common Stock for a purchase price of $1.50 per share, which shares, if issued, shall be subject to the same transfer restrictions and legends as described in (ii) above;

                 (vii) To the Seller, the fully executed Assignment and Assumption Agreement in the form attached as Exhibit "D" made effective as of the Second Delivery Date and under which the Seller assigns all of its rights under the Rig Lease, and the Contracts and Commitments (other than the Rig 10 Contract) and the Ancillary Agreements which are not rejected by Purchaser, which are designated on Schedules 1(d) and 1(e) as Rig 10 Assets;

                 (viii) To the Seller, the fully executed Voting Agreement in the form attached as Exhibit "F"; and

                 (ix) To the Seller, the Lease Agreement for Rig 9 attached hereto as Exhibit "H" executed by the Purchaser and the Seller.

         5. Delivery of Assets. At the Closing, Seller shall deliver and transfer title to the Assets to Purchaser free, clear and discharged of and from any and all liens, charges, equities, security interests, encumbrances, claims and demands of every kind and character whatsoever known or unknown. Delivery of the Assets shall be deemed to occur at the time of Closing, and with respect to the Drilling Equipment which are a part of the Assets, delivery shall take place at the on-site location of such Drilling Equipment, and with respect to all other Assets, delivery shall take place at the Seller's yard located in San Patricio, Texas. All delivery and shipment costs from location or Seller's yard shall be the responsibility of Purchaser.

         The Purchaser and Seller agree that delivery of the Assets designated as "Rig 10 Assets," none of which are owned by the Seller, but which are leased from Breaux Bridge Equipment Company under the Rig Lease, will be made to the Purchaser at such time that Rig 10 is released from the Rig 10 Contract (the "Second Delivery Date"), but only to the extent that Rig 10 is being used at the time of Closing. If Rig 10 is not being operated at the time of Closing, delivery of Rig 10 shall occur at Closing in accordance with the first paragraph of this Section 5 and the Assignment and Assumption Agreement relating to the Rig Lease and the Rig 10 Assets shall be effective as of the Closing Date.

                 (a) Seller's Obligations at Second Delivery Date. At the Second Delivery Date, Seller shall provide the following:

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         Seller shall deliver the Rig 10 Assets, free, clear and discharged of and from any and all liens, charges, equities, security interests, encumbrances, claims and demands of every kind and character whatsoever known or unknown, other than the Rig Lease. Delivery of the Rig 10 Assets to Purchaser shall be deemed to occur at the time of the Second Delivery Date, and with respect to the Drilling Equipment which are a part of the Rig 10 Assets, delivery shall take place at the on-site location of such Drilling Equipment, and with respect to all other Assets included in the Rig 10 Assets, delivery shall take place at the Seller's yard located in San Patricio, Texas. All delivery and shipment costs from location or Seller's yard shall be the responsibility of Purchaser. Risk of loss of the Rig 10 Assets shall pass to Purchaser at the Second Delivery Date. At the Second Delivery Date, the Seller and Phillips shall certify that, to the best of their knowledge, Rig 10 is in good operating condition and in the condition required by the Rig Lease. In addition, at the Second Delivery Date, the Seller shall provide a certificate in a form acceptable to the Purchaser and signed by the Lessor, which states that (i) the Rig Lease is in full force and effect and no notice of termination has been given by either party, and (ii) at the time of the Second Delivery Date, Rig 10 is in good operating condition and in the condition required by the Rig Lease.

         (b) Risk of Loss. It is expressly agreed that the title to all of the Assets shall pass to the Purchaser at Closing, unless Rig 10 is operating at the time of Closing, in which case title to the Rig Lease and the Assignment and Assumption of the Rig Lease will occur at the Second Delivery Date. However, risk of loss of the Assets shall pass at the time of delivery. After Closing, Seller agrees to maintain all insurance on the Rig 10 Assets and the Rig 9 Assets, as currently maintained, until such time that the Rig 10 Assets and the Rig 9 Assets are delivered to the Purchaser. All such policies shall name the Purchaser as a named insured, in accordance with its interests. In addition, Purchaser shall be named as an insured on all general liability policies of the Seller. In the event of any loss or damage to any of the Assets before delivery, the Seller shall replace or repair such damaged, destroyed or lost Assets, so that on the Closing Date, the Second Delivery Date and upon the termination of the Lease Agreement, as the case may be, all of the Assets are in good operating condition and comprise all of the assets necessary for the operation of the Drilling Business as currently operated by Seller.

         (c) Salvage Assets. The parties acknowledge that the Salvage Assets have little or no value and that the cost of

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         moving the Salvage Assets is greater than the value of the Salvage
         Assets. Notwithstanding anything contained herein to the contrary, the Salvage Assets shall remain in the possession and custody of the Seller, and the Seller shall have the right to sell the Salvage Assets at such prices as it deems appropriate. Prior to any sale, Purchaser shall provide Seller with a Bill of Sale, transferring any such assets "AS IS AND WITHOUT ANY WARRANTY". The consideration paid by the Seller to the Purchaser for such assets in total, shall equal Ten Dollars.

         6. Covenants, Representations and Warranties of Seller and Phillips. Seller and Phillips covenant, represent and warrant to Purchaser as follows and acknowledge that Purchaser is relying upon such representations and warranties in entering into this Agreement:

                 (a) Due Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to carry on its business as now being conducted. Seller is not qualified as a foreign corporation in any jurisdiction.

                 (b) Corporate Authority. The execution, delivery and performance of this Agreement, and the obligations undertaken by Seller herein, have been duly authorized and approved by the Board of Directors of Seller and by the Shareholders of Seller. Phillips is the sole shareholder of Seller, and no other person has the right to vote or acquire his shares of stock in Seller.

                 (c) No Violation of Agreements, Etc. This Agreement constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, and this Agreement and all transactions contemplated hereby will not result in the violation of any terms of the Articles of Incorporation or By-Laws of Seller or any law or agreement to which Seller is a party or by which it is bound.

                 (d) Title to Assets. Seller presently owns all of the Assets, free and clear of all liens, charges, equities, pledges, mortgages, leases, options, assessments, security interests, restrictions and other encumbrances of any kind whatsoever ("Liens"), other than those disclosed in Schedule 6 (d) (the "Existing Liens"), and Seller has, and on the Closing Date will have, full right, power, title and authority to sell, transfer and convey the Assets to Purchaser, free and clear of all Liens, including the Existing Liens.

                 (e)      No Litigation. Except as described on Schedule
         6(e) there presently exists no litigation, proceeding, action, claim, arbitration, or investigations at law, in

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equity or otherwise, pending or threatened against Seller or Phillips, and neither Seller or Phillips has any knowledge of any facts or circumstances that would indicate that any such claim exists. Neither Seller or Phillips is subject to any notice, writ, injunction, order, or decree of any court, agency, or other governmental authority. Neither Seller or Phillips has been served with process or otherwise received formal notice with respect to, nor, to Seller's or Phillip's knowledge, has Seller or Phillips been threatened with, any litigation or judicial, administrative, arbitration or other proceeding.

         (f) Brokers. If Seller or Phillips has retained any broker in connection with the transactions contemplated by this Agreement, Seller and Phillips shall be solely responsible for the payment of any compensation due such broker by Seller or Phillips.

         (g) Contracts/Assignments. The list of contracts and agreements identified on Schedules 1(b), 1(d) and 1(e) is a complete and accurate list of all contracts and agreements between Seller and any other person or related to the Drilling Business, which are being assumed by Purchaser, unless otherwise rejected in accordance with this Agreement. Each of the Rig Lease, Contracts and Commitments and Ancillary Agreements described or referred to in Schedules 1(b), 1(d) and 1(e) are valid and binding obligations of Seller and the party or parties thereto. None of the parties to any of such contracts or agreements has terminated, cancelled, or substantially modified any of such contracts or agreements and neither Seller nor any other party is in default thereunder. Each of the Rig Lease, Contracts and Commitments and Ancillary Agreements may be freely assigned by Seller to Purchaser without the requirement of any consent or approval, except as set forth in Schedule 6(g).

         (h) Personal Property. Seller owns all of the Assets free and clear of any liens or encumbrances, other than those Existing Liens set forth in Schedule 6(d) which will be released prior to or contemporaneous with the Closing. The Assets described in Schedules 1(a) -- 1(j) are a full and complete list of all tangible and intangible personal property used in connection with the Drilling Business, and such property constitutes all of the assets necessary for the conduct of the Drilling Business as presently conducted. Seller has delivered or will deliver at Closing all support, maintenance, warranty, and similar agreements related to such property. To the best of Seller's and Phillip's knowledge, each of such assets is in good operating condition and at the time the Assets are delivered to Purchaser, each of the Assets (including Rig 10 and the assets relating thereto) will be in good operating condition. In order to ensure that the Assets

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are in good operating condition, immediately prior to Closing, the Second
Delivery Date and the termination of the Lease Agreement, the Seller and Purchaser shall conduct a joint inspection of the Assets, and the Seller and Phillips will certify that, to the best of their knowledge, the Assets are in good operating condition. In addition, at all times prior to Closing, the Second Delivery Date and the termination of the Lease Agreement, the Seller shall provide Purchaser with accurate daily drilling reports which shall specify any loss or damage to any of the Assets. The Seller shall take any action necessary to place the Assets in operating condition prior to the delivery dates specified herein. It is understood and agreed that ALL ASSETS BEING PURCHASED FROM SELLER HEREUNDER ARE BEING PURCHASED AND SOLD "AS IS" WITH NO WARRANTY, EXPRESSED OR IMPLIED.

         (i) Employee Benefits. Seller has no and has never had any employee benefit plans (as defined in Section (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by or contributed to by Seller in connection with the Drilling Business (all such plans are referred to as the "Plans"), or any all employee stock option or stock purchase, bonus, incentive compensation, severance pay and fringe benefit arrangements. During the five-year period ending at the Closing, Seller has not made or been required to make any contributions to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

         (j)     Permits and Approvals.    Seller has no permits, approvals,
authorizations, licenses, consents, certifications, qualifications or clearances held, used, or required in the conduct of the Drilling Business, and none are required to be held by Seller.

         (k) Compliance with Laws. Seller is in full compliance with all statutes, ordinances, codes, restrictions, regulations, and other governmental requirements. At all times prior to Closing, the conduct of Seller has been in full compliance with all statutes, ordinances, codes, restrictions, regulations, and other governmental requirements, including all Environmental Laws, as hereafter defined.

         (l) Tax Returns. All tax returns required to be filed by Seller have been or will be properly and timely filed on or before the Closing Date. All taxes, including but not limited to payroll and ad valorem taxes, have been or will be paid when required by law. The Assets are not in any manner encumbered by any liens arising out of unpaid taxes which are due and payable nor shall any such lien arise on account of any taxes due for any period prior to the Closing.

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         (m)     True and Correct Copies. Seller has delivered or made
available to Purchaser true, correct, and complete copies of all contracts, agreements and documents referred to in this Agreement or related to the Drilling Business, together with all modifications thereof and amendments thereto, and all customer lists, supplier lists, maintenance records and daily drilling reports with respect to the Drilling Business.

         (n) Insurance. Schedule 6(n) contains a list of the policies and contracts (including insurer, named insured, type of coverage, limits of insurance, required deductibles or copayments, annual premiums and expiration date) for fire, casualty, liability and other forms of insurance maintained by, or for the benefit of Seller. All such policies are in full force and effect and are adequate for the Drilling Business. Seller has not received any notice of cancellation or non-renewal or of significant premium increases with respect to any policy. All premiums due prior to the date hereof for the period prior to the date hereof with respect to such policies have been timely paid, and all premiums due before the Closing Date for periods between the date hereof and the Closing Date will be timely paid. In addition, all premiums due before the Second Delivery Date and the termination of the Lease Agreement with respect to the Rig 9 Assets and the Rig 10 Assets for the periods between the date hereof, the Second Delivery Date and the termination of the Lease Agreement, as the case may be, will be timely paid so that all of the Assets are fully insured for all periods prior to delivery.

         (o) Financial Statements. Seller represents that all financial statements provided to Purchaser are true and correct in all material respects, and have been prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements which have been or shall be provided to Purchaser are listed on Schedule 6(o).

         (p)     Disclosure.      No statement in any document or certificate
furnished or to be furnished by Seller or Phillips to, Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or fail to contain any material facts necessary in order to make the statements therein not misleading. Seller and Phillips have fully disclosed in writing all material facts pertaining to the Assets and the Drilling Business.

         (q) Private Placement Memorandum. Seller and Phillips acknowledge the receipt of the Confidential Private Placement Memorandum (the "Memorandum") delivered by the Purchaser prior to the execution of this Agreement, which Memorandum describes, among other matters, the Purchaser, its capitalization, a description of the Common Stock Consideration, the transferability of the Common Stock Consideration and the Common Stock issuable upon the exercise of the Stock Option Agreement. The Memorandum also contains the Purchaser's latest annual report on Form 10-K, as well as its quarterly reports filed on Form 10-Q for the Purchaser's fiscal quarters ending March 31, 1996, June 30, 1996, September 30, 1996 and December 31, 1996. Seller, through Phillips, has had the opportunity to ask questions and obtain additional information from the officers and directors of Purchaser regarding the financial condition, business and properties of Purchaser.

         7. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

                 (a) Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Texas and has the corporate power to carry on its business as now being conducted.

                 (b) Corporate Authority. The execution, delivery and performance of this Agreement, and the obligations undertaken by the Purchaser herein, have been duly authorized by all necessary corporate action by and on behalf of the Purchaser.

                 (c) No Violation of Agreements. This Agreement constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, and this Agreement and all transactions contemplated hereby will not result in the violation of any terms of the Articles of Incorporation or By-Laws of Purchaser or any law or agreement to which Purchaser is a party or by which it is bound.

                 (d) Brokers. If Purchaser has retained any broker in connection with the transactions contemplated by this Agreement, Purchaser shall be solely responsible for the payment of any compensation due such broker by Purchaser.

                 (e) Disclosure. No statement in any document or certificate furnished or to be furnished by Purchaser to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or fail to contain any material facts necessary in order to make the statements therein not misleading. Purchaser has fully disclosed in writing all material facts pertaining to the Purchaser.

         8.      Actions before Closing.

         (a) Access. Between the date hereof and the later to occur of the Second Delivery Date or the termination of the Lease Agreement, Seller shall afford Purchaser and its counsel and other representatives full access during normal business hours to Seller's contracts, properties and facilities, and Seller shall instruct its officers, employees, accountants and agents to fully cooperate with Purchaser and its counsel, accountants, lenders and other representatives in its investigation and to furnish such additional information as Purchaser and its counsel and other representatives may from time to time
reasonably request.   Seller specifically covenants that Seller will permit
Purchaser to conduct such tests and investigations of the Assets as Purchaser may request. In addition, Purchaser shall be permitted to make abstracts from, or take copies of, such documentation relating to the Assets as may be reasonably required by Purchaser.

         (b) Interim Conduct of the Drilling Business. Seller hereby covenants to Purchaser that, from the date hereof to the later to occur of the Second Delivery Date or the termination of the Lease Agreement, Seller will conduct the Drilling Business only in the ordinary course and usual course, consistent with past practices, subject to Purchaser's approval of certain transactions pursuant to 8(c) below. Without limiting the generality of the foregoing, Seller hereby covenants to Purchaser that, insofar as the Drilling Business is concerned, Seller will use its best efforts to:

         (i) preserve the Drilling Business and Seller's relationships with suppliers, customers, employees, creditors, and others having business dealings with the Drilling Business;

         (ii) maintain in full force and effect its existing policies of insurance listed on Schedule 6(n);

         (iii)   maintain the Assets in good operating condition and repair;

         (iv) continue performance in the ordinary course of its obligations under the Rig Lease, the Contracts and Commitments and Ancillary Agreements;

         (v) permit employees or other representatives of Purchaser to consult with Seller's employees who are employed in the Drilling Business in the performance of their jobs for a period of not more than two weeks prior to the Closing Date, provided that any such discussions will be performed in a manner that will not disrupt the operation of the Drilling Business; and

         (vi) pay all taxes and liabilities and perform all obligations of Seller when due.

         (c) Purchaser's Approval of Certain Transactions. Seller hereby covenants to Purchaser that from the date hereof to the later to occur of the Second Delivery Date or the termination of the Lease Agreement, Seller shall not do any of the following acts without the prior written consent of
Purchaser:

         (i) sell, transfer, encumber or assign any of the Assets (except to Purchaser in accordance with this Agreement);

         (ii) enter into any transaction, contract or commitment outside of the ordinary course of the drilling portion of Seller's business; or

         (iii) enter into any agreement whereby Seller is obligated to drill any well on or after two days prior to the Closing Date or to perform any service or other obligation after the day set forth herein as the Closing Date. If any required consent shall not be given by Purchaser, Purchaser shall pay the labor costs incurred by Seller with respect thereto.

         (d) Consent to Assignment. Seller hereby covenants to Purchaser that, at least 10 days prior to the Closing, Purchaser will use its best efforts to obtain the consents and approvals which are necessary to assign the Rig Lease, as well as the Contracts and Commitments and Ancillary Agreements. Any and all such approvals and consents shall be in writing, signed by the person entitled to consent or approve, and shall be delivered to Purchaser at Closing.

         (e) Schedule Updates. Seller and Purchaser shall update by amendment or supplement each of the Schedules referred to herein and any other disclosure in writing from either party required by this Agreement to be disclosed by Seller or Purchaser promptly upon any change in the information set forth in such Schedules or other disclosures, and each party hereby represents and warrants to the other that such Schedules and such written disclosures, as so amended or supplemented by them, shall be true and correct as of the dates thereof; provided however, that the inclusion of any information in any such amendment or supplement, not included in the original Schedule or other disclosure at or prior to the date of this Agreement, shall not limit or impair any right that either party might otherwise have respecting the representations and warranties of Purchaser contained in this Agreement.

         (f) Updated Financial Statements. Within ten (10) days of Closing, Seller shall provide Purchaser with updated financial statements, current within sixty days, and such financial statements shall be reflected on Schedule 6(__).

                 (g) Reports. On a daily basis, Seller shall provide Purchaser, via telefax, with the daily drilling reports pertaining to the operation of the Drilling Equipment, as well as all proposals seeking the Seller to bid on any project and at least two business days before any bids are submitted, any bids proposed to be submitted by Seller. In addition, as situations occur, Seller shall promptly notify Purchaser in writing with respect to any material or adverse change in the Assets or the Drilling Business.

         9. Conditions Precedent to Closing by Purchaser. Except as expressly waived in writing by the Purchaser, the obligation of Purchaser to purchase the Assets is subject to, among other things, the following conditions:

                 (a) Approvals. All corporate and other proceedings or actions to be taken by Seller in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to Purchaser and Purchaser's counsel.

                 (b) Title. Transfer of title on the Closing Date, by Seller to Purchaser, of the Assets, free and clear of all Liens, including the Existing Liens, and delivery of the Rig 5 Assets on the Closing Date, delivery of the Rig 10 Assets on the Second Delivery Date and delivery of the Rig 9 Assets upon the termination of the Lease Agreement, free and clear of all Liens, including the Existing Liens. Notwithstanding any other provision of this Agreement, Seller's obligation to deliver the Rig 10 Assets is conditioned upon receiving the consent to such transfer from the Lessor under the Rig 10 lease.

                 (c) Covenants. The fulfillment and/or performance of all agreements, conditions and covenants of Seller contained herein on or prior to the Closing Date or such earlier specified date for fulfillment and/or performance.

                 (d) Representations. The representations and warranties of Seller and Phillips shall be true, accurate, and complete in all material respects as of the date hereof and as of Closing.

                 (e) Documents. Delivery on the Closing Date, by Seller to Purchaser, of all such instruments of transfer, bills of sale, endorsements, assignments, and other instruments of transfer and conveyance, in form and substance satisfactory to Purchaser, as are necessary to vest in Purchaser good and indefeasible title to the Assets free and clear of all Liens, including Existing Liens.

                 (f) Permits. Purchaser shall have received from the appropriate entities such permits and licenses as are necessary for the conduct of the Drilling Business after the Closing, or Purchaser shall have determined, to Purchaser's sole satisfaction, that Purchaser is not required to obtain such permits and licenses by reason of an available exemption. Purchaser covenants and agrees to utilize due diligence and good faith in obtaining such permits and licenses.

                 (g) Tax Certificate. Purchaser shall have received, in accordance with Section 111.020(c) of the Texas Tax Code, a certificate stating that no taxes are due by Seller.

                 (h) No Adverse Change. No material, adverse change in the Assets or the Drilling Business (including, but not limited to, any material, adverse change or circumstance pertaining to any Contract or Commitment) which would have a material adverse effect on the Purchaser, shall have occurred after the date of this Agreement and prior to the Closing, and Seller shall have operated Seller's business in the ordinary course. In the event that any of the Assets are damaged or destroyed, before the Closing Date, Purchaser may at its option, terminate this Agreement or Close the transactions contemplated by this Agreement in which event Purchaser shall receive all of the insurance proceeds resulting from such damage or destruction.

                 (i) Litigation. There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the actions herein contemplated and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending or threatened;

                 (j) Deliveries Required by Seller. Seller shall have delivered to Purchaser all of the items enumerated in Section 4(a).

                 (k) Financing. Purchaser shall have obtained financing, on such terms as are provided in the commitment received by Purchaser from FINOVA, to enable Purchaser to complete the transactions contemplated by this Agreement and to provide adequate working capital for Purchaser's anticipated working capital needs after Closing.

         10. Conditions Precedent to Closing by Seller. The obligation of Seller to sell the Assets is subject to, among other things, the following conditions:

                 (a) Covenants. The fulfillment and/or performance of all conditions and covenants of Purchaser contained herein on or prior to the Closing Date or such earlier specified date for fulfillment and/or performance.

                 (b) Representations. The representations and warranties of Purchaser shall be true, accurate, and complete in all material respects as of the date hereof and as of Closing.

         (c) Documents. Delivery on the Closing Date, by Purchaser to Seller of all instruments and documents required by this Agreement, in form and substance reasonably satisfactory to Seller, as are necessary to fulfill Purchaser's obligations under this Agreement.

         (d) Deliveries Required by Purchaser. Purchaser shall have delivered to Seller all items enumerated in Section 4(b)

11.      Additional Covenants.

         (a) Proration of Taxes and Other Items. All personal property taxes shall be prorated to the Closing Date.

         (b)     Transfer and Liability.   Seller has the sole responsibility
for any employment rights or benefits which any of its employees may have. Purchaser has no obligation whatsoever to employ any such employees or to pay any benefits which any employee has or claims to have by virtue of an employment relationship with Seller. Purchaser shall have the right to interview all of the employees of Seller. If Purchaser elects to hire an employee of Seller, Seller agrees to cooperate and not to interfere with such employee becoming an employee of Purchaser. However, Purchaser shall not employ any employee of Seller while they are assigned to Rig 10 or Rig 9, until the termination of the Lease Agreement or the Second Delivery Date, as the case may be. Seller shall be solely responsible for any salary, wages, bonuses, commissions, accrued vacation time, sick leave time, profit sharing or pension benefits and any other compensation or benefits as well as any actions or causes of action, including, but not limited to, unemployment compensation claims and workers compensation claims which may be asserted by and determined by a court or appropriate agency ruling to be due to any of its employees which are not hired by Purchaser or by any of its employees which are hired by Purchaser if the claims of such hired employee relates to or arises from employment with Seller or termination of employment by Seller. The above notwithstanding, Purchaser agrees to offer employment to Seller's drilling superintendent and its contract manager at annual salaries of $50,000 and $47,500, respectively. All such employees shall be at-will employees. Phillips agrees to work as a consultant to the Purchaser on an as-needed basis, at a rate of $300.00 for each day of requested services. All reasonable expenses related to Phillips' serving as a consultant to Purchaser will be paid by Purchaser, provided that Purchaser approves such expenses before incurred.

         (c) Trading in Stock. Until the Closing, neither Seller nor Phillips will trade in any of the stock of the Purchaser and acknowledge that any such trading may be a violation of law and subject Seller and Phillips to substantial liabilities. In order to protect against such unlawful trading in the Purchaser's stock, until the Closing, Seller and Phillips agree to keep the existence of this Agreement and the terms thereof confidential and only to disclose the existence of this Agreement and its terms, on an as needed basis.

         (d) Board Representation. At his option, and provided that the transactions contemplated by this Agreement are consummated, Phillips will be appointed to serve on the Board of Directors of the Purchaser until the next annual meeting of the shareholders of Purchaser. He shall be nominated to serve annually thereafter so long as the Note shall not have been discharged in full. Robert R. Marmor, William D. Hibbets, Wm. Stacy Locke and Alvis L. Dowell shall each agree to vote all shares of the Purchaser owned or controlled by them in favor of Richard Phillips serving as a director in each election, in accordance with the Voting Agreement attached hereto as Exhibit "F, " which will be delivered to the Seller at Closing.

         (e) Survival of Covenants. The warranties, covenants, promises, undertakings, and obligations of each of the parties hereto, whether set forth in this Agreement, or in any document, exhibit or schedule delivered in connection with this Agreement shall survive the Closing and, in the event of the dissolution and liquidation of Seller or Purchaser, survive such dissolution and liquidation and continue, notwithstanding such dissolution and liquidation, to be performable by, and actionable and enforceable against, any person, or persons, to whom, or to which, any of the assets of and property of Seller or Purchaser, shall have been distributed as a result of such dissolution and liquidation.

         (f) Further Consents and Conveyances. After the Closing, Seller shall, without further cost or expense to Purchaser, execute and deliver to Purchaser, such additional instruments of conveyance, and take such other and further actions to more completely sell, transfer, and assign to Purchaser, the Assets. In addition, to the extent that any consent or approval was not obtained prior to Closing and Purchaser nevertheless elected to proceed with Closing, Seller shall continue to use its best efforts to obtain from such person or persons any such consents or approvals.

         (g) Right of Set-off. It is expressly agreed that for a period of thirty (30) days following the later to occur of the Second Delivery Date or termination of the Rig 9 lease agreement. Purchaser shall have the right to reduce the amount owing under the Note by the amounts, if any, owed by Seller under the Lease Agreement or this Agreement as a result of the breach of any agreement, covenant, representation or warranty under this Agreement or the Lease Agreement, or arising under Purchaser's right to indemnification as provided in Section 12 below.

         (h) Books and Records. Incident to any public offering of the Stock of Purchaser or as necessary to satisfy Purchaser's obligations under the Securities Exchange Act of 1934, as amended, within the twenty four month period following the Closing, and to the extent necessary, Purchaser shall have the right to conduct an audit of Seller's Drilling Business operations, in which event Seller and Phillips will fully cooperate with Purchaser and allow access to such books and records as is necessary to conduct such audit. As such, the books and records of Seller relating to the Drilling Business shall be maintained by Seller for a period of two years from the date of Closing.

         (i)     Rig Lease.   Phillips agrees to provide any assistance
requested by Purchaser necessary to maintain the Rig Lease and agrees that at no time shall he attempt to influence the owner of Rig 10 to terminate the Rig Lease or assist any third party to contact, or negotiate with the owner of Rig 10.

12.      Indemnification.

         (a) Each party, whether the Seller and Phillips, or the Purchaser ("Indemnifying Party") shall defend, indemnify and hold harmless the other party, its directors, officers, employees and shareholders, and its successors and assigns (the "Indemnified Parties") from and against any and all costs, losses, claims, liabilities, fines, expenses, penalties, and damages (including interest, legal and accounting fees, court costs and fees and costs on appeal, costs of arbitration and disbursements of counsel) ("Damages") suffered by an Indemnified Party as a proximate result of:

                 (i) Any breach, violation, falsification, failure to satisfy, or other default in any respect of any warranty, covenant or representation provided herein by the indemnifying Party.

                 (ii) Any liability arising out of the ownership, use or operation by the Indemnifying Party of the Assets or Drilling Business, including, without limitation, the violation of any Environmental Law, rule or regulation, and including any liability arising out of or attributable to acts or omissions with respect to the Rig Lease, the Contracts and Commitments and the Ancillary Agreements.

                 (iii) The presence, management, production, refinement, manufacture, processing, distribution, use, treatment, sale, storage, disposal, transportation or handling, or the emission, discharge, release, or threatened release of any Hazardous Substances; any death, personal injury or property damage (real or personal) arising out of or related to such Hazardous Substances; any, action, suit, proceeding or investigation brought or threatened, settlement reached or governmental order relating to such Hazardous Substances; and any violation of any Environmental Law by the Indemnifying Party or its officers, directors, agents, employees or representatives.

                 (b) The following terms used in this Section 12 have the meanings set forth below:

                 "Environmental Laws" shall mean all federal, state, county, municipal and local, foreign and other statutes, laws, regulations and ordinances which relate to or deal with protection of human health or the environment, all as may be from time to time amended.

                 "Hazardous Substance(s)" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants or any related materials or substances identified in or regulated by any of the Environmental Laws, and (ii) asbestos, polychlorinated bipheyls, urea formaldehyde, nuclear fuel or material, chemical waste, explosives, known carcinogens, petroleum products and by-products (including any fraction thereof) and radon.

                 (c) Subject to the rights of either party to arbitrate any dispute as hereinafter provided for, each party shall have the absolute right, for a period of thirty (30) days following the later to occur of the Second Delivery Date or termination of the Rig 9 lease agreement, to exercise its right of set-off of any indemnity owed the other party under this Section 12 against any obligation owing from the Indemnifying Party.

         13. Mediation. In the event a dispute or disagreement may arise between the parties out of or in connection with this Agreement, the parties agree to submit, pursuant to Section 154.025 of the Texas Civil Practice and Remedies Code, such dispute or disagreement to mediation within thirty (30) days of written notice from one party to the other demanding such mediation. In the event of any default under this Agreement, or the agreements entered into incident to the Closing, the breaching party shall be liable for the attorney's fees and expenses of the non-breaching party.

         14.1    Incidental Registration.

                 (a) Right to Include Registrable Common Stock. The Purchaser understands that the Seller intends to transfer all or part of the Common Stock Consideration to Arthur Seeligson, Jr. and/or Richard Phillips (the "Transferee"), and the Purchaser agrees to facilitate such transfer to the Transferee provided that the Transferee signs a subscription agreement in the form acceptable to the Purchaser and acknowledges receipt and review of the Private Placement Memorandum prepared by the Purchaser and delivered to the Seller. If the Purchaser at any time within two years of the Closing Date, files a registration statement covering any of its securities under the Securities Act (other than by a registration on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Common Stock for sale to the public), whether for sale for its own account or for the account of any Person exercising demand registration rights, it will each such time, at least 30 days prior to filing the registration statement, give written notice to the Seller and the Transferee ("Holders") (the Common Stock Consideration and the Common Stock issuable upon the exercise of the rights under the Option Agreement are referred to herein as the "Registrable Common Stock") at the last address provided to the Purchaser of its intention to do so. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Common Stock intended to be disposed of by such Holder and the intended method of disposition thereof), the Purchaser will use reasonable efforts to effect the registration under the Securities Act of all Registrable Common Stock which the Purchaser has been so requested to register by the Holders of such Registrable Common Stock, to the extent requisite to permit the disposition of the Registrable Common Stock so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Purchaser shall determine for any reason not to register or to delay registration of such securities, the Purchaser may, at its election, give written notice of such determination to each Holder of Registrable Common Stock and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Common Stock in connection with such registration (but not from its obligation to pay expenses in accordance with Section 14.1 (d)), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Common Stock being registered pursuant to this Section 14.1(a), for the same period as the delay in registering such other securities.

                 (b) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 14.1 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Purchaser or by any Person exercising demand registration rights, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing, whether or not the Registrable Common Stock so requested to be registered for sale for the account of Holders of Registrable

Common Stock is also to be included in such underwritten offering, and (ii) the managing underwriter of such underwritten offering shall inform the Purchaser and the Holders of the Registrable Common Stock requesting such registration by letter of its belief that the number of securities requested to be included in such registration would materially adversely affect the marketability or offering price of any securities proposed to be offered by the Purchaser or any Person exercising demand registration rights, exceeds the number which can be sold in (or during the time of) such offering, then the Purchaser may include in such offering all securities proposed by the Purchaser to be sold for its own account or by any Person exercising demand registration rights and may decrease the number of shares of Registrable Common Stock and other securities of the Purchaser requested to be included in such registration pursuant to contractual "piggyback" rights similar to those granted hereby pro rata on the basis of the number of shares of Registrable Common Stock and other securities of the Purchaser requested to be included in such registration to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter.

                 (c) Incidental Underwritten Offerings. If the Purchaser at any time proposes to register any of its securities under the Securities Act as contemplated by Section 14.1 and such securities are to be distributed by or through one or more underwriters, the Purchaser will, if requested by any Holder of Registrable Common Stock as provided in Section 14.1 and subject to the provisions of Section 14.1(b), arrange for such underwriters to include all the Registrable Common Stock to be offered and sold by such Holder owning the securities to be distributed by such underwriters. Further, the Purchaser, at its option, may require that such securities be distributed through such underwriters.

                 (d)      Expenses. Except as otherwise provided in this
Section 14.1(d), all expenses incurred in connection with each registration pursuant to Section 14.2 (excluding in each case underwriter's discounts and commissions applicable to Registrable Common Stock), including, without limitation, in each case, all registration, filing and National Association of Securities Dealer fees; all fees and expenses of complying with state securities or blue sky laws; all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses; fees and disbursements of the accountants and counsel for the Purchaser including the expenses (of any special audits, "cold comfort" letters or opinions required by or incident to such registrations; and the reasonable fees and disbursements of one firm of counsel retained by the Holders of such Registrable Common Stock, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, if any, shall be borne by the Purchaser. In all cases, each Holder of Registrable Common Stock shall pay the underwriter's discounts and commissions applicable to the securities sold by such Holder.

         14.2 Registration Procedures. If and whenever the Purchaser is required to use reasonable efforts to effect the registration of any Registrable Common Stock under the Securities Act as provided in this Section, the Purchaser will, subject to the limitations provided herein, as expeditiously as possible:

                 (i) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use reasonable efforts to cause such registration statement to become effective, provided that the Purchaser may discontinue any registration of its securities at any time prior to the effective date of the registration statement relating thereto;

                 (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act of 1933, as amended, with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that if the Purchaser is requested or required to maintain such registration effective for more than 90 days, all out-of-pocket expenses of the Purchaser in maintaining such effectiveness after such 90 day period shall be borne by such of the holders of securities who have requested the maintaining of such effectiveness in order to continue with the distribution, in such proportions as they may agree upon;

                 (iii) furnish to each seller of Registrable Common Stock covered by such registration statement such number of confirmed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as such seller may reasonably request;

                 (iv) use its best effort to register or qualify all Registrable Common Stock and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (provided, however, that if the Purchaser is requested or required to maintain such registration effective for more than 90 days, all out-of-pocket expenses of the Purchaser in maintaining such effectiveness after such 90 day period shall be borne by such of the holders of securities who have requested the maintaining of such effectiveness in order to continue with the distribution, in such proportions as they may agree upon, and take any other action which may be reasonably necessary or advisable to enable Such Seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Purchaser shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                 (v) use its best efforts to cause all Registrable Common Stock covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Common Stock;

                 (vi) furnish to each seller of Registrable Common Stock a copy, or, upon request, a signed counterpart, addressed to such seller (and the underwriters, if any) of

                         (x) an opinion of counsel for the Purchaser, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and

                         (y) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Purchaser's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants letter, such other financial matters, and, in the case of the legal opinion such other legal matters, as such seller or such Holder (or the underwriters, if any) may reasonably request;

                 (vii)     notify each seller of Registrable Common
         Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                 (viii) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller, upon request of such seller, at least five days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have delivered to the company an opinion of counsel that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                 (ix) provide and cause to be maintained a transfer agent for all Registrable Common Stock covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                 (x)     use its best efforts to list all Registrable
         Common Stock covered by such registration statement on any securities exchange on which any of the Common Stock of the Purchaser is then listed; and

It shall be a condition precedent to the obligations of the Purchaser to take any action with respect to registering a Holder's

Registrable Common Stock pursuant to this Section 14.2 that such seller of Registrable Common Stock as to which any registration is being effected furnish the Purchaser in writing such information regarding such seller, the Registrable Common Stock and other securities of the Purchaser held by such seller, and the distribution of such securities as the Purchaser may from time to time reasonably request in writing. If a Holder refuses to provide the Purchaser with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Purchaser may exclude such Holder's Registrable Common Stock from the registration statement if the Purchaser provides such Holder with an opinion of counsel to the effect that such information must be included in the registration statement and such Holder thereafter continues to withhold such information. The deletion of such Holder's Registrable Common Stock from a registration statement shall not affect the registration of the other Registrable Common Stock to be included in such registration statement.

         Each Holder of Registrable Common Stock agrees by acquisition of such Registrable Common Stock that upon receipt of any notice from the Purchaser of the happenings of any event of the kind described in subdivision (vii) of this
Section 14.2, such Holder will forthwith discontinue such Holder's disposition of Registrable Common Stock pursuant to the registration statements relating to such Registrable Common Stock until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 14.2 and, if so directed by the Purchaser, will deliver to the Purchaser (at the Purchaser's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus relating to such Registrable common Stock current at the time of receipt of such notice.

         15.     Miscellaneous.

                 (a) Entire Agreement and Amendment. This Agreement and the attached exhibits, schedules and other documents delivered hereunder contain the entire agreement between the parties with respect to the matters described herein and are a completely integrated and exclusive statement as to the terms thereof and supersede all previous agreements. This Agreement may not be altered or modified except by a writing signed by the parties hereto.

                 (b) Notices. Any notice, demand or other writing of any kind whatsoever which may or shall be given pursuant to this Agreement shall be deemed given if personally delivered or on the third succeeding business day after being mailed by registered or certified mail, postage prepaid and return receipt requested, addressed as follows (or at such address as shall be specified by notice given hereunder):

         If to Seller:            Mr. Richard Phillips
                                  5701 Agnes Street
                                  Corpus Christi, Texas 78408

         If to Phillips:          Mr. Richard Phillips
                                  5701 Agnes Street
                                  Corpus Christi, Texas 78408

                 with copy to:    Don Feferman; 1830 Frost Bank Plaza;
                                  Corpus Christi, TX 78470-0600



              If to Purchaser:    Mr. Wm. Stacy Locke
                                  9310 Broadway, Building 1
                                  San Antonio, Texas 78217

                 with copy to:    Daniel M. Elder
                                  Matthews & Branscomb, P.C.
                                  106 S. St. Mary's St. Suite 700
                                  San Antonio, Texas 78205

         (c) Headings. The Background section and all Section and paragraph headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (d) Assignment. No party shall assign, transfer, pledge, hypothecate or encumber this Agreement, or any interest herein or hereunder, without the prior written consent of the other party.

         (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective heirs, beneficiaries, legal representatives, successors and assigns, provided that any assignment of this Agreement or the rights hereunder by any party hereto except as permitted hereunder without the written consent of the other shall be void.

         (g) Waiver. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not be deemed a continuing waiver of that provision or a waiver of any other provision of this Agreement and shall in no way affect the full right to require such performance from the other party at any time thereafter.

         (h) Payment of Expenses. Except as specifically described herein, each of the parties shall pay all of the costs which each incurs incident to the preparation, execution and delivery of this Agreement and the performance of the obligations hereunder, including, without limitation, the fees and disbursements of counsel, accountants and consultants, whether or not the transactions contemplated by this Agreement shall be consummated.

                 (i) Invalidity. The invalidity of any provision of this Agreement shall not affect the validity of the remainder of any such provision or the remaining provisions of this Agreement.

                 (j) Severability. This Agreement and the transactions contemplated herein constitute one sale and shall not be divisible in any manner. A breach of any portion of this Agreement shall be deemed a breach of the whole Agreement.

                 (k) Governing Law and Choice of Forum. Texas law shall govern the construction and enforceability of this Agreement. Any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a court sitting in Texas.

                 (l) Further Assurances. Seller, Phillips and Purchaser each agree that they shall execute and deliver any and all additional writings, instruments and other documents contemplated hereby or referred to herein and shall take such further action as shall be reasonably required in order to effectuate the terms and conditions of this Agreement.

                 (m) Specific Performance. Seller and Phillips acknowledge that a wrongful refusal by Seller to consummate the transactions contemplated by this Agreement will cause harm to Purchaser for which there may be no adequate remedy at law and for which the ascertainment of damages will be difficult. Therefore, in addition to and without having to prove the inadequacy of other remedies at law, Purchaser shall be entitled to specific performance of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                   Seller:

                                                   SAN PATRICIO CORPORATION,
                                                   a Texas corporation

                                                   By: /s/ RICHARD PHILLIPS
                                                      -------------------------
                                                      Its: President
                                                          ---------------------

                                                   RICHARD PHILLIPS

                                                   /s/ RICHARD PHILLIPS
                                                   ----------------------------
                                                   Purchaser:

                                                   SOUTH TEXAS DRILLING &
                                                   EXPLORATION, INC.,
                                                   a Texas corporation

                                                   By: /s/ WM. STACY LOCKE
                                                      -------------------------
                                                      Its:  President
                                                          ---------------------